SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                          Franklin Capital Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                          FRANKLIN CAPITAL CORPORATION
                                 450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 2001

     The Annual Meeting of Stockholders of Franklin Capital Corporation (the "Corporation") will be held on October 11, 2001 at 2 o'clock p.m., New York Time, at the offices of Weil, Gotshal and Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 for the following purposes:

          1. To elect four (4) directors to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and have qualified;

          2. To ratify the appointment by the Board of Directors of the Corporation (the "Board") of Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2001; and

          3. To consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board has fixed the close of business on September 10, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock, $1.00 par value, held on the record date.

     If you cannot attend the meeting, please sign and return the enclosed proxy card as soon as possible in order that you may be represented at the meeting. If you attend the meeting, you may vote in person even though you have sent in a proxy.

                                      By Order of the Board of Directors

                                      SPENCER L. BROWN
                                      SECRETARY
New York, New York
September 13, 2001

                          FRANKLIN CAPITAL CORPORATION
                                 450 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                 PROXY STATEMENT

SOLICITATION OF PROXIES

     This Proxy Statement is furnished by the Board of Directors ("the Board") of Franklin Capital Corporation, a Delaware corporation (the "Corporation", or "Franklin"), in connection with the solicitation by the Corporation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be held on October 11, 2001, at 2 o'clock p.m., New York Time, at the offices of Weil, Gotshal and Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153. This proxy statement and form of proxy are first being sent to stockholders on or about September 25, 2001.

VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies may revoke them at any time before they are voted, by delivering to Mr. Spencer L. Brown, Secretary of the Corporation, at the offices of the Corporation at 450 Park Avenue, 10th Floor, New York, New York, 10022, before the ballot is cast, either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the specifications contained therein. If no contrary specification is indicated on the proxy, the shares represented thereby will be voted for the election of the four (4) nominees for directors and in favor of the ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

     In the event that the persons named as proxies propose one or more adjournments to permit further solicitation with respect to any proposal to be voted upon at the Meeting, any such adjournments would require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The proxyholders will vote in favor of such an adjournment with respect to those proxies which instruct them to vote in favor of such proposal (including proxies which have no contrary specification with respect to such proposal), and will vote against such an adjournment with respect to those proxies which instruct them to vote against or abstain from voting with respect to such proposal. No adjournment will be for any period later than November 12, 2001.

     Except as stated specifically and except with respect to the election of directors, which is by plurality of votes cast, each of the matters being submitted to stockholder vote pursuant to the Notice of Annual Meeting will be approved if a quorum is present in person or by proxy and a majority of the votes cast on a particular matter are cast in favor of that matter. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock or Preferred Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).

EXPENSES OF SOLICITATION OF PROXIES

     The solicitation will be made by the Corporation and all expenses will be borne by the Corporation. The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by directors, officers and other employees of the Corporation personally, by telephone or by facsimile. THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT TO ANY STOCKHOLDER UPON REQUEST IN WRITING ADDRESSED TO "FRANKLIN CAPITAL CORPORATION, 450 PARK AVENUE, NEW YORK, NEW YORK 10022, ATTENTION: STOCKHOLDER RELATIONS" OR BY CALLING COLLECT TO (212) 486-2323.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

OUTSTANDING SHARES AND VOTING RIGHTS

     At the close of business on September 10, 2001, the record date for the Meeting (the "Record Date"), the outstanding voting securities of the Corporation consisted of 1,076,000 shares of Common Stock, each of which is entitled to one vote and 16,450 shares of Convertible Preferred Stock, each of which is entitled to one vote.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the holdings of any person, including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, the "1934 Act") who was known to the Corporation to be the "beneficial owner", as defined in Rule 13(d)(3) under the 1934 Act, of more than 5% of the outstanding Common Stock at the close of business on August 31, 2001. The following information is based solely on a review by the Corporation of the Common Stock transfer records of the Corporation and on publicly available filings made with the Securities and Exchange Commission (the "Commission") by or on behalf of stockholders of the Corporation.

TITLE      NAME AND ADDRESS                     AMOUNT AND NATURE OF     PERCENT
OF CLASS   OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP    OF CLASS

Common     The Prudential Insurance Company            211,557            19.7%
Stock      of America
           751 Broad Street
           Newark, NJ 07102

Common     Stephen L. Brown, Chairman                  138,059(1)         12.8%
Stock      c/o Franklin Capital Corporation
           450 Park Avenue
           New York, New York 10022
Common     Kuby Gottlieb Special Value Fund             68,900(2)          6.4%
Stock      500 West Madison Avenue, 27th Floor
           Chicago, IL 60661

(1) Does not include 5,023 shares owned by Mr. Brown's children and does not include 33,044 shares owned by Spencer L. Brown, Secretary of the Corporation. Mr. Brown disclaims beneficial ownership of such shares.

(2) Includes preferred stock owned convertible into 30,000 shares of common stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the Common Stock beneficially owned, as defined in Rule 13(d)(3) under the 1934 Act, by each director of the Corporation, each nominee for director, each named executive officer and by all directors and named executive officers of the Corporation as a group, at the close of business on August 31, 2001. Except as otherwise indicated, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares.

                               COMMON SHARES            PREFERRED SHARES
NAME OF BENEFICIAL             BENEFICIALLY               BENEFICIALLY
BENEFICIAL OWNER                  OWNED        PERCENT        OWNED      PERCENT

Stephen L. Brown(1)               138,059       12.8%            --          *
Peter D. Gottlieb(2)               77,400        7.0%         4,500       27.4%
Irving Levine(3)                   46,375        4.2%         4,750       28.9%
Spencer L. Brown(4)                33,044        3.1%           250        1.5%
Jonathan A. Marshall(5)            20,200        1.9%           500        3.0%
Hiram M. Lazar(6)                   8,148          *            100          *
Michael P. Rolnick(7)               7,250          *             --          *
David T. Lender                       300          *             --          *
All officers and directors
as a group (8 persons)            330,776       28.2%        10,100       61.4%

    *Less than 1%

(1) Does not include 5,023 shares owned by Mr. Brown's children and does not include 33,044 shares owned by Spencer L. Brown. See (4) below. Mr. Brown disclaims beneficial ownership of such shares.

(2) Includes 38,900 shares of common stock and preferred stock convertible into 30,000 shares of common stock owned by Kuby Gottlieb Special Value Fund ("KGSV") and 3,750 shares of common stock owned by Kuby Gottlieb Investments ("KGI"). Mr. Gottlieb may be a controlling person of KGSV and KGI due to his position as portfolio manager. Therefore Mr. Gottlieb may be deemed to be a beneficial owner of all shares owned by KGSV and KGI.

(3) Includes options for 2,500 shares exercisable on February 14, 2000, options for 625 shares exercisable on June 7, 2000, options for 2,500 shares exercisable on February 14, 2001, and options for 625 shares exercisable on June 7, 2001. Also includes preferred stock convertible into 33,750 shares of common stock owned by Copley Fund, Inc. ("Copley"). Mr. Levine may be a controlling person of Copley due to his position as Chairman and Chief Executive Officer. Therefore, Mr. Levine may be deemed to be a beneficial owner of all shares owned by Copley.

(4) Also includes preferred stock owned convertible into 1,875 shares of common stock.

(5) Includes options for 2,500 shares exercisable on February 14, 2000, options for 625 shares exercisable on June 7, 2000, options for 2,500 shares exercisable on February 14, 2001, and options for 625 shares exercisable on June 7, 2001. Also includes preferred stock owned convertible into 3,750 shares of common stock.

(6) Includes options for 937 shares exercisable on March 1, 2000 and options for 938 shares exercisable on March 1, 2001. Also includes preferred stock owned convertible into 750 shares of common stock.

(7) Includes options for 2,500 shares exercisable on February 14, 2000, options for 625 shares exercisable on June 7, 2000, options for 2,500 shares exercisable on February 14, 2001, and options for 625 shares exercisable on June 7, 2001.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

     At the Meeting, the Common Stockholders and Preferred Stockholders, voting together, will elect four (4) directors. In addition the holders of the Preferred Stock, voting separately as a class will elect two (2) directors who will thereafter be designated as the Preferred Directors. Each of the six (6) directors will hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Each stockholder of record at the close of business on September 10, 2001 is entitled to one vote for each share of Common Stock registered in the name of each stockholder on the books of the Corporation.

     The term of the present directors of the Corporation expires when their respective successors have been duly elected and qualified.

     Information with respect to the nominees for election as directors of the Corporation follows:

                                       POSITION                        DIRECTOR
     NAME                     AGE      WITH THE CORPORATION            SINCE
     ----                     ---      --------------------            -----

     Stephen L. Brown*         63      Chairman of the Board,           1986
                                       Chief Executive Officer
                                       and Director
     Irving Levine**           79      Director                         1990
     Jonathan A. Marshall      62      Director                         1987
     Michael P. Rolnick        36      Director                         1998
     Peter D. Gottlieb**       34      Director                         2000
     David T. Lender           48      Director                         2000

* Mr. Brown is an "interested person" of the Corporation within the meaning of the Investment Company Act of 1940 (as amended, the "1940 Act") by reason of his position as Chairman and Chief Executive Officer of the Corporation.

**   Preferred Director

     STEPHEN L. BROWN, Chairman of the Board, has been Chairman and Chief Executive Officer since October 1986. Prior to joining Franklin, Mr. Brown was Chairman of S.L. Brown & Company, Inc., a private investment firm. Mr. Brown is a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc., a mutual fund).

     PETER D. GOTTLIEB, a preferred director of the Corporation, is Vice-President of Investments at First Albany Corporation and is a Portfolio Manager for First Albany Asst Management. Mr. Gottlieb serves as a director of Midwest Bank & Trust and Gottlieb Health Services. Additionally, Mr. Gottlieb serves as Treasurer of STEP, Inc.

     DAVID T. LENDER, a director of the Corporation, is Managing Director at Banc of America Securities, LLC where he specializes in mergers and acquisitions. Prior to joining Banc of America Securities, LLC, Mr. Lender was a Managing Director in the Mergers and Acquisitions Group of Rothschild, Inc.

     IRVING LEVINE, a preferred director of the Corporation, has been Chairman of the Board and President of Copley Fund, Inc., a mutual fund, since 1978 and Chairman and Treasurer of Stuffco International, Inc., a ladies handbag processor and chain store operator, since 1978. Mr. Levine is also President and a director of Copley Financial Services Corporation (advisor to Copley Fund, Inc.) as well as a director of U.S. Energy Systems, Inc. an independent producer of clean efficient energy for growing energy markets.

     JONATHAN A. MARSHALL, a director of the Corporation, is a Senior Partner in the law firm of Pennie & Edmonds and has been a member of that firm since 1974. He is a member of the Bar of the State of New York and is admitted to practice before the United States Supreme Court and the United States Patent and Trademark Office.

     MICHAEL P. ROLNICK, a director of the Corporation, is a General Partner at ComVentures, a venture capital firm that invests in early stage Internet and communications companies. Mr. Rolnick is responsible for private equity investments and managing portfolio companies. Prior to joining ComVentures, Mr. Rolnick was Vice President for New Ventures at E* Trade Group Inc.

EXECUTIVE OFFICERS

     In addition to Mr. Stephen Brown, the following individuals are executive officers of the Corporation:

     SPENCER L. BROWN, age 36. Mr. Brown has been Senior Vice President of the Corporation since November 1995, Secretary of the Corporation since October 1994 and was Vice President from August 1994 to November 1995. Mr. Brown is the son of Mr. Stephen L. Brown, the Chairman and Chief Executive Officer of the Corporation.

     HIRAM M. LAZAR, age 37. Mr. Lazar has been Chief Financial Officer of the Corporation since January 1999. From June 1992 to January 1999, Mr. Lazar was Vice-President of Finance and Compliance and Corporate Controller of Lebenthal & Co., Inc. a regional full-service brokerage firm.

     The term of office of the executive officers of the Corporation expires at the meeting of the Board of Directors when their respective successors have been elected and have qualified. The Corporation anticipates that each such officer will be re-elected at the meeting of the Board of Directors to be held immediately after the Annual Meeting of Stockholders.

REMUNERATION OF DIRECTORS AND OFFICERS

     The  following  table  sets  forth  information  with  respect  to all cash remuneration paid or accrued by the Corporation for services by the Corporation's directors and three most highly paid executive officers whose compensation exceeded $60,000 for the year ended December 31, 2000:

                                                                     PENSION OR
                                                                     RETIREMENT
                                                                     BENEFITS
                                                    AGGREGATE        ACCRUED AS
                                                    COMPENSATION     PART OF
                                                    FROM THE         CORPORATION
NAME OF PERSON           POSITION                   CORPORATION      EXPENSES
Stephen L. Brown         Chairman and Chief
                         Executive Officer          $475,000           $6,000
Spencer L. Brown         Senior Vice President
                         and Secretary              $240,000           $6,000
Hiram M. Lazar           Chief Financial Officer    $135,000           $4,050
Miles L. Berger          Director                   $ 12,000           $0
Peter D. Gottlieb        Director                   $ 12,000           $0
David T. Lender          Director                   $ 12,000           $0
Irving Levine            Director                   $ 12,000           $0
Jonathan A. Marshall     Director                   $ 12,000           $0
Michael P. Rolnick       Director                   $ 12,000           $0

     With the exception of Mr. Brown, each director of the Corporation received director's fees of $12,000 for 2000. During the year ended December 31, 2000, the Corporation reimbursed directors for certain receipted expenses incurred in connection with the performance of their duties, including attendance at Board and Committee meetings, in the aggregate amount of $1,981. Mr. Brown received no such reimbursement.

     On May 1, 2000, Stephen L. Brown signed an Employment Agreement with the Corporation ("the Employee Agreement"), which superseded an agreement that was to expire on December 31, 2000. The

Employee Agreement expires on December 31, 2003, ("the Term"). The Term will automatically renew from year to year thereafter, unless the Corporation notifies Mr. Brown not less than 120 days prior to the end of any Term in writing that the Corporation will not be renewing the Employee Agreement.

     During the period of employment, Mr. Stephen L. Brown shall serve as the Chairman and Chief Executive Officer of the Corporation; be responsible for the general management of the affairs of the Corporation, reporting directly to the Board, serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected.

     Mr. Stephen L. Brown is to receive compensation under the Employment Agreement in the form of base salary of $420,000 beginning January 1, 2001. In addition, the Board may increase such salary at its discretion from time to time. Mr. Brown is also entitled to be paid bonuses as the Board determines in its sole discretion. Under the Employment Agreement, the Corporation furnishes Mr. Brown with an automobile and reimburses him for certain expenses related to such automobile. In addition, Mr. Brown is reimbursed for expenses related to membership in a club to be used primarily for business purposes. Mr. Brown is entitled under the Employment Agreement to participate in any employee benefit plans or programs and to receive all benefits, perquisites and emoluments for which salaried employees are eligible.

     Under the Employment Agreement, Mr. Stephen L. Brown is entitled to severance pay in the event of termination without cause or by constructive discharge equal to the remaining base salary payable under the Employment Agreement and provides for death benefits payable to the surviving spouse equal to Mr. Brown's base salary for a period of one year.

     In addition, Mr. Stephen L. Brown and the Corporation entered into a Severance Agreement ("the Severance Agreement") on May 1, 2000. Under the
Severance Agreement Mr. Brown is entitled to receive severance if following a change in control as defined in the Severance Agreement his employment is terminated by the Corporation without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 1.5 times the individual's average compensation over the past five years.

     On May 1, 2000, Spencer L. Brown signed an Employment Agreement with the Corporation ("the Employee Agreement"). The Employee Agreement expires on December 31, 2003, ("the Term"). The Term will automatically renew from year to year thereafter, unless the Corporation notifies Mr. Brown not less than 120 days prior to the end of any Term in writing that the Corporation will not be renewing the Employee Agreement.

     During the period of employment, Mr. Spencer L. Brown shall serve as the Senior Vice-President and Secretary of the Corporation reporting to the Chairman and the Board and serve as a member of the Board for the period of which he is and shall from time to time be elected or reelected.

     Mr. Spencer L. Brown is to receive compensation under his Employment Agreement in the form of base salary of $225,000 beginning May 1, 2000. In addition, the Board may increase such salary at its discretion from time to time. Mr. Brown is also entitled to be paid bonuses as the Board determines in its sole discretion.

Under the Employment Agreement, the Corporation is to reimburse Mr. Brown for expenses related to the use of an automobile and for expenses related to membership in club to be used primarily for business purposes. Mr. Brown is entitled under the Employment Agreement to participate in any employee benefit plans or programs and to receive all benefits, perquisites and emoluments for which salaried employees are eligible.

     Under the Employment Agreement, Mr. Spencer L. Brown is entitled to severance pay in the event of termination without cause or by constructive discharge equal to the remaining base salary payable under the Employment Agreement and provides for death benefits payable to the surviving spouse equal to Mr. Brown's base salary for a period of one year.

     In addition, Mr. Spencer L. Brown and the Corporation entered into a Severance Agreement ("the Severance Agreement") on May 1, 2000. Under the
Severance Agreement Mr. Brown is entitled to receive severance if following a change in control as defined in the Severance Agreement his employment is terminated by the Corporation without cause or by the executive within one year of such change in control, the individual shall be entitled to receive compensation in a lump sum payment equal to 1.5 times the individual's average compensation over the past five years.

COMPENSATION PURSUANT TO PLANS

     On September  9, 1997,  Franklin's  stockholders  approved two Stock Option
Plans: a Stock Incentive Plan ("SIP") to be offered to the Corporation's consultants, officers and employees (including any officer or employee who is also a director of the Corporation) and a Non-Statutory Stock Option Plan ("SOP") to be offered to the Corporation's "outside" directors, i.e., those directors who are not also officers or employees of Franklin. 112,500 shares of the Corporation's Common Stock have been reserved for issuance under these plans, of which 67,500 shares have been reserved for the SIP and 45,000 shares have been reserved for the SOP. Shares subject to options that terminate or expire prior to exercise will be available for future grants under the Plans. Because the issuance of options to "outside" directors is not permitted under the Act without an exemptive order by the Securities and Exchange Commission, the issuance of options under the SOP was conditioned upon the granting of such order. The order was granted by the Commission on January 18, 2000.

     On January 27, 1998, 67,500 options were granted to three eligible officers of the Corporation under the SIP. The strike price of the options was $4.67 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. One-third of the options granted vested immediately; another one-third vested one year from the date of issuance; and the final one-third vested two years after the date of issuance. The options expire after ten years. On December 31, 1998, one of the eligible officers resigned from the Corporation and forfeited 15,000 options upon resignation and an additional 7,500 options three months after resignation. 7,500 of these options were reissued on March 18, 1999 to three eligible officers of the Corporation at a strike price of $3.83 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half vested on January 27, 2000. 5,625 of the remaining forfeited options were reissued on December 9, 1999 to three eligible officers of the Corporation at a strike price of $6.00 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half vested on December 9, 2000. The remaining 1,875 of forfeited options were reissued on March 1, 2000, to one eligible officer of the Corporation at a strike price of $14.00 per share, which represented the closing price of Franklin's Common Stock as reported by the

American Stock Exchange on that date. These options will expire as originally issued. One-half of the reissued options vested immediately, and one-half vested on March 1, 2001.

     On February 14, 2000, 30,000 options were granted under the SOP to four eligible "outside" directors. The strike price of the options was $11.50 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. One-third of the options granted vested immediately; another one-third vest one year from the date of issuance; and the final one-third vest two years after the date of issuance. The options expire after ten years. On June 7, 2000, 7,500 options were granted under the SOP to four eligible "outside" directors. The strike price of the options was $9.67 per share, which represented the closing price of Franklin's Common Stock as reported by the American Stock Exchange on that date. One-third of the options granted vested immediately; another one-third vest one year from the date of issuance; and the final one-third vest two years after the date of issuance. The options expire after ten years.

     On May 9, 2000, one of Franklin's officers exercised 29,062 options resulting in a non-cash charge to compensation expense of $197,188. On September 11, 2000, one of Franklin's officers exercised 29,062 options resulting in a non-cash charge to compensation expense of $129,317. On December 21, 2000, three of Franklin's officers exercised 7,501 options resulting in a non-cash charge to compensation expense of $23,139.



COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended December 31, 2000, the Board met on 5 occasions and acted by unanimous written consent on one occasion.

     The Audit Committee held one meeting during the year ended December 31, 2000. The Audit Committee meets with the Corporation's independent auditors to review the Corporation's financial statements and the adequacy of internal controls and accounting systems. The members of the Audit Committee are Messrs. Levine (Chairman), Marshall and Berger.

     The Executive Committee meets between meetings of the Board. The Executive Committee generally may exercise the authority of the Board and may approve financings not to exceed $500,000. The Executive Committee did not meet during the year ended December 31, 2000. The members of the Executive Committee are Messrs. Brown,* Marshall and Levine.

*Interested Person.

     The Compensation Committee meets to consider compensation of executive officers of the Corporation. The Compensation Committee met twice during the year ended December 31, 2000. The members of the Compensation Committee are Messrs. Marshall (Chairman) and Levine.

     Each director attended at least 75% of the aggregate number of meetings of the Board and of Board Committees on which he served. There is no Nominating Committee.

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2000. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as amended, by the Independence Standards Board, and have discussed with the accountants the accountants' independence. The Audit Committee considered whether the provisions of non-financial audit services were compatible with Ernst & Young LLP's independence in performing financial audit services.

     Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board that the financial statements referred to above be included in the Corporation's Annual Report on Form 10-K for the year ended
December 31, 2000 for filing with the Commission. The Audit Committee also recommends the selection of Ernst & Young to serve as independent accountants for the year ending 2001.

BROKERAGE TRANSACTIONS

     During the year ended December 31, 2000, the Corporation paid aggregate brokerage commissions of approximately $35,100.

     Brokers are selected by the Board, whose primary considerations are the cost and efficiency of execution of brokerage orders. No person acting on behalf of the Corporation is authorized to pay a brokerage commission to a broker in excess of that which another broker might have charged for effecting the same transaction in recognition of the value of research services provided by the broker.

INVESTMENT ADVISOR

     The Corporation does not engage the services of an investment advisor, principal underwriter or administrator.

AFFILIATED TRANSACTIONS

     In January 1999, Franklin formed eCom Capital Corporation ("eCom"), a wholly owned subsidiary of Franklin, for the purposes of investing in Internet related ventures. On January 25, 1999, eCom invested a total of $387,500 in eMattress.com Inc. ("eMattress"), consisting of $175,000 worth of Franklin common stock (30,069 shares from treasury stock valued at the Net Asset Value on the date of the transaction) and $212,500 in cash. Franklin received preferred stock convertible into a 50% equity interest in eMattress. Two officers of Franklin were elected to serve on the five member eMattress Board of Directors.

     In August 1999, Franklin invested an additional $87,500 in eCom. Pursuant to this transaction, eMattress was merged into eCom and 28,566 shares of Franklin common stock were returned to Franklin's treasury. The surviving entity, eMattress.com is a Delaware corporation. In November 1999, Franklin invested an additional $75,000 into eMattress and as a result of this transaction, on December 31, 1999, Franklin owned 87.2% of eMattress. During 2000 eMattress ceased operations and has legally dissolved. Franklin has written off its entire investment including a loan of $56,311 that was determined to be non-collectible.

     During the year ended December 31, 2000, Franklin sold 202,000 shares of Avery Communications for total proceeds of $379,527 realizing a gain of $161,531. At December 31, 2000, Franklin owned 9.32% of Avery Communications on a fully diluted basis, and 16.1% of Avery Communications on a primary basis.

     On February 1, 2001, Franklin sold to Avery Communications 1,183,938 shares of common stock and 350,000 shares of preferred stock of Avery Communications for $1,557,617 plus accrued interest on the preferred stock for a realized gain net of expenses of $137,759. As part of the sale Franklin retained the right to receive 1,533,938 shares of Primal a wholly owned subsidiary of Avery Communications. On February 13, 2001, Primal announced that Avery Communications had completed a spin-off of Primal and Franklin received 1,533,938 fully registered and marketable shares of Primal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board recommends that stockholders vote "FOR" the persons named herein to serve as directors until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and have qualified. Under Delaware law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

     All nominees have consented to stand for election and to serve if elected. If any nominee should be unable to serve in such position, an event not presently anticipated, the proxies voted for such a person, if any, as shall be designated by the Board to replace any such nominee, unless the Board reduces the number of directors constituting the whole Board.

     In the absence of contrary instructions, the Corporation intends to vote all proxies "FOR" the election of the six (6) nominees listed above as Directors of the Corporation. In tallying the vote, abstentions and broker non-votes will be considered to be shares of Common Stock or Preferred Stock present at the Meeting, but not voting in favor of the election of the nominees (i.e., they will have the same legal affect as a vote "against" the election of the nominees).

                        PROPOSAL TO APPROVE SELECTION OF
                    ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

     The Board has appointed Ernst & Young LLP as the Corporation's independent auditors for the fiscal year ending December 31, 2001. The audit services performed by Ernst & Young LLP for the year ended December 31, 2000 included an examination of the financial statements included in the 2000 Annual Report to Stockholders. Ernst & Young LLP also performed certain tax and special consulting services.

     Ernst & Young LLP has advised the Corporation that it has neither any direct nor any material indirect financial interest in the Corporation. It is expected that a representative of Ernst & Young LLP will be present at the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     AUDIT FEES. The aggregate fees billed for professional services rendered by Ernst & Young LLP for 2000 for the audit of the Corporation's annual financial statements for 2000 and for the review of the financial statements included in the Corporation's Forms 10-Q for 2000 were $108,300.

     ALL OTHER FEES. There were no other fees billed by Ernst & Young LLP for 2000.

     The Board recommends that stockholders vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2000.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2001 Annual Meeting must be received in writing by the Corporation not later than August 5, 2002 in order to be considered for inclusion in the proxy statement relating to such meeting, which the Corporation anticipates will be held in September 2002.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that may properly be brought, and which are likely to be brought, before the Meeting. However, should other matters be properly brought before the Meeting, the persons named on the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                                       By Order of the Board of Directors

                                       SPENCER L. BROWN
                                       SECRETARY
September 13, 2001

                          FRANKLIN CAPITAL CORPORATION                     PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 11, 2001

      The undersigned hereby appoints Stephen L. Brown and Jonathan A. Marshall, or either of them, as attorneys and proxies to vote all the shares of common stock, par value $1.00 per share, of Franklin Capital Corporation (the "Corporation"), which are outstanding in the name of the undersigned and which the undersigned would be entitled to vote as of September 10, 2001, at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at the offices of Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, 25th Floor, New York, New York, on Thursday, October 11, 2001 at two o'clock p.m., New York
Time, and at any or all adjournments or postponements thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as indicated on the reverse side.

      The shares represented hereby will be voted in accordance with the instructions contained on the reverse side. If no instructions are given the shares will be voted FOR the election of all four nominees in item 1 and FOR items 2 and 3 below, each of said items being more fully described in the Notice of Meeting and accompanying Proxy Statement, receipt of which is hereby acknowledged. In the event of any proposed adjournment of the Meeting to permit further solicitation of proxies with respect to any proposal listed below, shares will be voted FOR adjournment with respect to such proposal if they were to be voted FOR such proposal (including if there were no specifications), and AGAINST adjournment with respect thereto if such shares were to be voted AGAINST or to have ABSTAINED from voting with respect to such proposal.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


--------------------------------------------------------------------------------
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

                                                                                                          Please mark    ------
                                                                                                         your votes as  |  X   |
                                                                                                          indicated in  |      |
                                                                                                          this example   ------



                                                                                                        FOR    AGAINST  ABSTAIN

                                                                                                        ----     ----     ----
1. ELECTION OF DIRECTORS: 01. Stephen L. Brown,       2. Ratification of appointment of Ernst & Young  |    |   |    |   |    |
   02.  David  T.  Lender,   03.   Jonathan  A.          LLP to serve as independent  auditors of the  |    |   |    |   |    |
   Marshall,    04.    Michael    P.    Rolnick          Corporation   for  the  fiscal  year  ending   ----     ----     ----
   (Instructions: To withhold authority to vote          December  31,  2001.
   for  any  individual  nominee,   write  that
   nominee's  name on the line provided  below.
   1.  Election of  directors:  01.  Stephen L.
   Brown, 02. David T. Lender,  03. Jonathan A.
   Marshall,    04.    Michael    P.    Rolnick
   (Instructions: To withhold authority to vote
   for  any  individual  nominee,   write  that
   nominee's name on the line provided below.

-----------------------------------------------       3. In their  discretion,  on such other matters    ----     ----     ----
  FOR THE ELECTION OF     WITHHOLDING AUTHORITY          as may  properly  come  before  the  meeting   |    |   |    |   |    |
  ALL NOMINEES LISTED        TO VOTE FOR                 (other than adjournments with respect to any   |    |   |    |   |    |
  (EXCEPT AS MARKED TO      ALL NOMINEES                 proposal as described on reverse).              ----     ----     ----
  THE CONTRARY ON THE          LISTED
      LINE ABOVE)               ABOVE
        ----                    ----
       |    |                  |    |
       |    |                  |    |
        ----                    ----



THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE DATE, SIGN AND MAIL PROXY CARD IN THE ENCLOSED ENVELOPE

                                                                          ------
                                                                                |
                                                                                |
                                                                                |








SIGNATURES OF STOCKHOLDER(S) ______________________________________________________ DATED________________, 2001
Please sign as name appears  hereon.  When shares are held by joint tenants,  both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full  corporate  name by  president  or other  authorized  officer.  If a  partnership,  please  sign in partnership name by authorized person.
----------------------------------------------------------------------------------------------------------------
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